Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 22, 2008
GRANITE CONSTRUCTION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-12911	77-0239383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

(831) 724-1011
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01. Entry into a Material Definitive Agreement
     On January 22, 2008 the Board of Directors approved an amendment to the Amended and Restated 1999 Equity Incentive Plan (the “Plan”). Effective immediately, the Plan is amended to provide nonemployee directors, other than the presiding director, an award of 1,000 shares of restricted stock and the presiding director 1,150 shares of restricted stock on July 1 of each year. The stock will vest at the end of the director’s term in which the award is granted, and in the event of the director’s retirement, death or disability, all unvested stock will accelerate.
     The Plan was also amended to eliminate the mandatory deferral and elective deferral of directors’ fees into stock options or stock units. And finally, the Plan was amended to comply with the final regulations under Internal Revenue Code Section 409A where the final regulations differed from the proposed regulations.
     The Plan as amended is attached as Exhibit 10.1.
Item 9.01. Exhibits
(c) Exhibits. The following exhibit is attached hereto and filed herewith:

Exhibit
Number	Document
10.1	Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan (as amended effective January 1, 2008).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED
Date: January 24, 2008	By:	/s/ William E. Barton
William E. Barton
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Document
10.1	Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan (as amended effective January 1, 2008).

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